SUB-ITEM 77Q1(d)
CLEARBRIDGE
AMERICAN ENERGY MLP
FUND INC. (The "Fund")
Below, please find the
descriptions of the securities
offered by the Fund on July 23,
2015 and August 7, 2015.





 Authorization of Mandatory Redeemable
Preferred Shares on July 23, 2015.

The Fund has authorized the creation,
issuance and sale of shares of three new series of Preferred Stock (as defined in the Fund's charter) classified and designated as
(i) "Series A Mandatory Redeemable
Preferred Stock" (the "Series A MRP
Shares"), $.001 par value per share, with a liquidation preference of $100,000 per share and consisting of 100 Series A MRP Shares;
provided that in no event shall the aggregate purchase price of the Series A MRP Shares exceed $10,000,000 and (ii) "Series B
Mandatory Redeemable Preferred Stock"
(the "Series B MRP Shares" and together
with the Series A MRP Shares, the "MRP
Shares"), $.001 par value per share, with a liquidation preference of $100,000 per share and consisting of 400 Series B MRP Shares;
provided that in no event shall the aggregate purchase price of the Series B MRP Shares exceed $40,000,000.he MRP Shares will have the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth in the Articles Supplementary (the "Articles
Supplementary") describing the MRP
Shares in the form attached to Form N-
SARS as Sub-Item 77Q1(a).

The MRP Shares will rank, as to preferences on payment of dividends or distribution of assets upon liquidation, on a parity with shares of any other series of Preferred Stock and prior to any and all of the Common
Stock or of any other class of shares of capital stock of the Fund ranking junior to the Preferred Stock.


Please also refer to Sub-Item 77Q1(a) of this Form N-SAR.

Authorization of Mandatory Redeemable
Preferred Shares on August 7, 2015.

The Fund has authorized the creation,
issuance and sale of shares of three new series of Preferred Stock (as defined in the Fund's charter) classified and designated as
(i) "Series C Mandatory Redeemable
Preferred Stock" (the "Series C MRP
Shares"), $.001 par value per share, with a liquidation preference of $100,000 per share and consisting of 380 Series C MRP Shares;
provided that in no event shall the aggregate purchase price of the Series C MRP Shares exceed $38,000,000 and (ii) "Series D
Mandatory Redeemable Preferred Stock"
(the "Series D MRP Shares," together with the Series C MRP Shares, the "Original
MRP Shares," such terms to include any
such Original MRP Shares issued in
substitute thereto pursuant to Section 13), $.001 par value per share, with a liquidation preference of $100,000 per share and consisting of
370 Series D MRP Shares; provided that in no event shall the aggregate purchase price of the
Series D MRP Shares exceed $37,000,000. .
The MRP Shares will have the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth in the Articles Supplementary (the "Articles
Supplementary") describing the MRP
Shares in the form attached to Form N-
SARS as Sub-Item 77Q1(a).

The MRP Shares will rank, as to preferences on payment of dividends or distribution of assets upon liquidation, on a parity with shares of any other series of Preferred Stock and prior to any and all of the Common
Stock or of any other class of shares of capital stock of the Fund ranking junior to the Preferred Stock.


Please also refer to Sub-Item 77Q1(a) of this Form N-SAR.